UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 22, 2016

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-06089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On April 26, 2016, H&R Block, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Initial 8-K”) under Item 5.02 to report the appointment of Kellie J. Logerwell as Vice President and Chief Accounting Officer, effective July 1, 2016. The Company is filing this Form 8-K/A as an amendment to the Initial 8-K to disclose the details of Ms. Logerwell’s compensation that were not determined at the time of the filing of the Initial 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On June 7, 2016, the Compensation Committee of the Company’s Board of Directors approved Ms. Logerwell’s annual base salary of $230,000 in connection with her appointment as Vice President and Chief Accounting Officer. She will also participate in the Company’s short term incentive program, with a target incentive of 40% of her annual base salary for the fiscal year ending April 30, 2017, and will be eligible to receive future equity grants as a participant in the Company’s long term incentive program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: June 10, 2016	By: /s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary